EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of Tanknology Environmental, Inc. on Form S-8 (Registration Statement No. 33-65778) of our report dated February 17, 1998 on our audit of the consolidated financial statements and financial statement schedule of TEI, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
March 26, 1998